                                                                     EXHIBIT 4.2


                        ASSET BACKED FUNDING CORPORATION



                                  as Purchaser



                                       and



                      BANK OF AMERICA, NATIONAL ASSOCIATION


                                    as Seller


                        MORTGAGE LOAN PURCHASE AGREEMENT


                    Fixed and Adjustable Rate Mortgage Loans


                  First Franklin Mortgage Loan Trust 2006-FFH1

                   Asset-Backed Certificates, Series 2006-FFH1



                          Dated as of February 28, 2006









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                                TABLE OF CONTENTS

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                                                                                                    Page

ARTICLE I DEFINITIONS..................................................................................1

   Section 1.01.  Definitions..........................................................................1

ARTICLE II SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE...........................................2

   Section 2.01.  Sale of Mortgage Loans...............................................................2

   Section 2.02.  Obligations of Seller Upon Sale......................................................2

   Section 2.03.  Payment of Purchase Price for the Mortgage Loans.....................................4

   Section 2.04.  Regulation AB Compliance.............................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH........................................5

   Section 3.01.  Representations and Warranties Relating to the Mortgage Loans........................5

   Section 3.02.  Seller Representations and Warranties................................................9

ARTICLE IV SELLER'S COVENANTS.........................................................................11

   Section 4.01.  Covenants of the Seller.............................................................11

ARTICLE V TERMINATION.................................................................................12

   Section 5.01.  Termination.........................................................................12

ARTICLE VI MISCELLANEOUS PROVISIONS...................................................................12

   Section 6.01.  Amendment...........................................................................12

   Section 6.02.  Governing Law.......................................................................12

   Section 6.03.  Notices.............................................................................12

   Section 6.04.  Severability of Provisions..........................................................13

   Section 6.05.  Counterparts........................................................................13

   Section 6.06.  Further Agreements..................................................................13

   Section 6.07.  Intention of the Parties............................................................13

   Section 6.08.  Successors and Assigns; Assignment of this Agreement................................14

   Section 6.09.  Survival............................................................................14

 Schedule I  Mortgage Loan Schedule..................................................................S-1

         MORTGAGE LOAN PURCHASE AGREEMENT, dated as of February 28, 2006 (the "Agreement"), between BANK OF AMERICA, NATIONAL ASSOCIATION ("Bank of America" or the "Seller") and ASSET BACKED FUNDING CORPORATION (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Flow Sale and Servicing Agreement (the "Underlying Sale Agreement"), dated as of November 1, 2005, among Bank of America, as the purchaser (the "Underlying Purchaser"), First Franklin Financial Corporation, as the company (the "Company") and National City Home Loan Services, Inc., as the servicer (the "Servicer") and the related Memorandum of Sale (Pool A), dated as of November 29, 2005, Memorandum of Sale (Pool B), dated as of November 29, 2005, Memorandum of Sale (Pool C), dated as of December 29, 2005 and Memorandum of Sale (Pool D), dated as of January 31, 2006 (collectively, the "Underlying Memoranda of Sale" and together with the Underlying Sale Agreement, the "Transfer Agreement"), among the Underlying Purchaser, the Servicer and the Company, the Seller is the owner of either the notes or other evidence of indebtedness (the "Mortgage Notes") or other evidence of ownership so indicated on Schedule I hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

         WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the related real properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

         WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

         WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of February 1, 2006 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, the Servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to First Franklin Mortgage Loan Trust 2006-FFH1.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions.

         All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01. Sale of Mortgage Loans.

         The Seller does hereby agree to and does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, on the Closing Date (i) all of its right, title and interest in and to each Mortgage Loan and the related Cut-off Date Principal Balance thereof, including any Related Documents;
(ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of the Mortgage Loans; and (v) all proceeds of any of the foregoing.

         Section 2.02. Obligations of Seller Upon Sale.

         In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (x) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (y) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all the Mortgage Loans specifying, among other things, for each Mortgage Loan, as of the Cut-off Date, its account number and Cut-off Date Principal Balance. Such file (the "Mortgage Loan Schedule"), which is set forth on Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

         In connection with such transfer and assignment of the Mortgage Loans, the Seller shall, on behalf of the Purchaser, cause to be delivered to and deposited with the Trustee, the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File") with respect to each Mortgage Loan so transferred and assigned:

               (i) the original Mortgage Note including any riders thereto, endorsed either (A) in blank or (B) in the following form: "Pay to the order of Wells Fargo Bank, N.A., as Trustee under the Pooling and Servicing Agreement, dated as of February 1, 2006, among Asset Backed Funding Corporation, National City Home Loan Services, Inc. and Wells Fargo Bank, N.A., First Franklin Mortgage Loan Trust 2006-FFH1, Asset-Backed Certificates, Series 2006-FFH1, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

               (ii) the original Mortgage with evidence of recording thereon including any riders thereto, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

               (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "Wells Fargo Bank, N.A., as Trustee under the Pooling and Servicing Agreement, dated as of February 1, 2006, among Asset Backed Funding Corporation, National City Home Loan Services, Inc. and Wells Fargo Bank, N.A., First Franklin Mortgage Loan Trust 2006-FFH1, Asset-Backed Certificates, Series 2006-FFH1, without recourse";

               (iv) the originals of all intervening Assignments (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment or a copy of such intervening Assignment certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the Company; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

               (v) the original or a certified copy of the lender's title insurance policy; and

               (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee no later than the Closing Date, of a copy of each such document certified by the Company, the Seller, title company, escrow agent or closing attorney in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.02(v) above, the Seller shall deliver or cause to be delivered to the Trustee, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the Trustee, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan. The Assignments referred to in
Section 2.02(iii) above are not required to be recorded by the Seller.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, or is materially mutilated, damaged or torn, the Seller shall have 120 days to cure such defect or deliver such missing document to the Trustee (or 90 days after the earlier of Seller's discovery or receipt of notification if such defect would cause the related Mortgage Loan not to be a "qualified mortgage" for REMIC purposes) or 150 days following the Closing Date, in the case of missing Mortgages or Assignments of Mortgage or deliver such missing document to the Trustee. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

         It is understood and agreed that the obligations of the Seller set forth in this Section 2.02 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser respecting a defective or missing document.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

         The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

         Section 2.03. Payment of Purchase Price for the Mortgage Loans.

         In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees (i) to pay to the Seller on the Closing Date by transfer of immediately available funds, as directed by the Seller, an amount equal to $466,583,268.85, and (ii) to deliver to or at the direction of the Seller on the Closing Date, a 100% interest in each of the Class CE Certificates, the Class P Certificates and the Class R Certificates (clauses (i) and (ii) together, the "Purchase Price"). The Seller shall pay, and be billed directly for, all reasonable expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and reasonable expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

         Section 2.04. Regulation AB Compliance.

         For so long as the Trustee is required to file any report with the Commission pursuant to Section 3.32 of the Pooling and Servicing Agreement, the Seller shall furnish to the Trustee, on the first Business Day of each calendar month, the "significance estimate" of the Interest Rate Swap Agreement calculated in accordance with Item 1115 of Regulation AB as of the last Business Day of the immediately preceding calendar month.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01. Representations and Warranties Relating to the Mortgage Loans.

         The representations and warranties with respect to the Mortgage Loans in the Transfer Agreement were made as of the dates of the Underlying Memoranda of Sale. The Seller's right, title and interest in such representations and warranties and the remedies in connection therewith have been assigned to the Purchaser pursuant to that certain Assignment, Assumption and Recognition Agreement, dated February 28, 2006, among the Seller, as assignor, the Purchaser, as assignee, the Company and the Servicer. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Company under the Transfer Agreement and (ii) a representation or warranty of the Seller under this Agreement (other than Section 3.01(i) and (ii) below), the only right or remedy of the Purchaser shall be the right to enforce the obligations of the Company under any applicable representation or warranty made by it. The Purchaser acknowledges and agrees that the representations and warranties of the Seller in this Section 3.01 are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by the Company in the Transfer Agreement. The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (other than the representations and warranties made in Sections 3.01(i) and (ii) below) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Company in the Transfer Agreement, without regard to whether the Company fulfills its contractual obligations in respect of such representation or warranty. If, however, the Company fails to reimburse the Trustee for any costs or damages incurred by the Trust in connection with a breach of the Company's representations and warranties with respect to abusive or predatory lending laws set forth in Section 3.02 of the Underlying Sale Agreement (such amount, the "Reimbursement Amount"), the Seller shall pay the Reimbursement Amount to the Trust. The Reimbursement Amount shall be delivered to the Servicer for deposit into the Collection Account within ten (10) days from the date the Seller was notified by the Trustee of the amount of such costs and damages. Subject to the foregoing, the Seller represents and warrants upon delivery of the Mortgage Loans to the Purchaser hereunder, as to each, that:

               (i) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable usury, truth in lending, real estate settlement procedures, consumer credit protections, predatory and abusive lending, equal credit opportunity and disclosure laws;

               (ii) No Mortgage Loan is classified as a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to the New Jersey Home Ownership Security Act of 2002), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

               (iii) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current version of Standard & Poor's LEVELS(R) Glossary, which as of the date hereof is Version 5.6(d) Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

               (iv) The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule attached hereto as Schedule I provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates on which such information is given;

               (v) No Mortgage Loan was 30 days or more contractually delinquent as of the Cut-off Date. The Seller has not waived any default, breach, violation or event of acceleration, and the Seller has not taken any action to waive any default, breach, violation or event of acceleration, with respect to any Mortgage Loan;

               (vi) There are no delinquent taxes, assessments that could become a lien prior to the related Mortgage or insurance premiums affecting the related Mortgaged Property;

               (vii) Each Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

               (viii) Other than any Mortgage Loan that is less than 30 days contractually delinquent as of the Cut-off Date, there is no material default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any material default, breach, violation or event of acceleration;

               (ix) Each Mortgaged Property is free of material damage that would affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

               (x) To the best of the Seller's knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

               (xi) As of the date of origination, each Mortgaged Property was lawfully occupied under applicable law and to the Seller's knowledge, each Mortgaged Property is lawfully occupied as of the date hereof; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities, except where the failure would not have a material adverse effect upon the Mortgage Loan;

               (xii) As of the Closing Date, no Mortgage Loan is in foreclosure;

               (xiii) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg ss. 1.860G-2;

               (xiv) The Seller is the sole owner of record and holder of the Mortgage Loan and the Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan;

               (xv) The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Purchaser or its designee. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Purchaser or its designee and the terms of which are reflected on the related Mortgage Loan Schedule;

               (xvi) The Seller has not dealt with any broker, investment banker, agent or other Person (other than the Company and the Underwriters) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

               (xvii) Each Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property (including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing). The lien of the Mortgage is subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the Company and (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to, and delivered in connection with, the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser;

               (xviii) Each Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to Fannie Mae or Freddie Mac or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (a), (b) and (c) of subsection (xvii) above, and, with respect to Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. The Company, its successors and assigns are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will inure to the benefit of the Purchaser upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. To the Seller's knowledge, no prior holder of the Mortgage has made any claim under or, by act or omission, done anything that would impair the coverage of the lender's title insurance policy, and the Seller has not made any claims under such lender's title insurance policy or done, by act or omission, anything which would impair the coverage of such lender's title insurance policy; and

               (xix) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

         With respect to the representations and warranties set forth in this
Section 3.01 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Purchaser, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

         Upon discovery by the Seller, the Servicer, the Purchaser, the Trustee or any assignee, transferee or designee of the Purchaser of a breach of any of the representations and warranties contained in this Article III that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. Subject to the first paragraph of this Section 3.01, within 120 days of the earlier of its discovery or its receipt of notice of any such breach of a representation or warranty or 90 days after the earlier of the Seller's discovery or receipt of notification if such breach would cause the related Mortgage Loan not to be a "qualified mortgage" for REMIC purposes, the Seller shall promptly cure such breach in all material respects, or in the event such breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section
2.03 of the Pooling and Servicing Agreement.

         It is understood and agreed that the obligations of the Seller set forth in this Section 3.01 to cure, repurchase or substitute for a Mortgage Loan as a result of a breach of a representation or warranty, subject to the limitation contained in the first paragraph of this Section 3.01, and to pay the Reimbursement Amount constitute the sole remedies of the Purchaser respecting a breach of the representations or warranties contained in this Section 3.01.

         Section 3.02. Seller Representations and Warranties.

         The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

               (a) The Seller is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on
         (i) its business, properties, assets or condition (financial or other),
         (ii) the performance of its obligations under this Agreement, (iii) the value or marketability of the Mortgage Loans, or (iv) its ability to foreclose on the related Mortgaged Properties.

               (b) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by
         (i) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (ii) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (iii) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

               (c) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

               (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument, agreement or document to which the Seller is a party or by which it may be bound or to which any of the property or assets of the Seller is subject, (ii) will not result in any violation of the provisions of the charter or by-laws of the Seller, or any law, administrative regulation or administrative or court decree applicable to the Seller and (iii) will not require any filing or registration with or notice to or consent, approval, authorization or order of any court or governmental authority or agency.

               (e) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

               (f) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

               (g) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

               (h) There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

               (i) The Seller is not transferring the Mortgage Loans to the Purchaser hereunder with any intent to hinder, delay or defraud any of its creditors.

               (j) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

               (k) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                                   ARTICLE IV

                               SELLER'S COVENANTS

         Section 4.01. Covenants of the Seller.

         The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                    ARTICLE V

                                   TERMINATION

         Section 5.01. Termination.

         The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 6.01. Amendment.

         This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

         Section 6.02. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 6.03. Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  if to the Seller:

                  Bank of America, National Association
                  Bank of America Corporate Center
                  NC1-007-11-07
                  100 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attention:  General Counsel
or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  if to the Purchaser:

                  Asset Backed Funding Corporation
                  214 North Tryon Street
                  21st Floor
                  Charlotte, North Carolina 28255
                  Attention:  Bruce W. Good
or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

         Section 6.04. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 6.05. Counterparts.

         This Agreement may be executed in one or more counterparts by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 6.06. Further Agreements.

         The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

         Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

         Section 6.07. Intention of the Parties.

         It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than the pledging of the Mortgage Loans by the Seller to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller and a purchase by the Purchaser of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 6.08. Successors and Assigns; Assignment of this Agreement.

         This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

         Section 6.09. Survival.

         The representations and warranties set forth in Sections 3.01 and 3.02 hereof shall survive the purchase of the Mortgage Loans hereunder.





                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                             ASSET BACKED FUNDING CORPORATION,
                                             as Purchaser

                                             By:    /s/ Bruce W. Good
                                                    ---------------------
                                             Name:  Bruce W. Good
                                             Title: Vice President


                                             BANK OF AMERICA, NATIONAL
                                             ASSOCIATION, as Seller

                                             By:    /s/ Daniel B. Goodwin
                                                    ----------------------
                                             Name:  Daniel B. Goodwin
                                             Title: Managing Director

























            [Signature Page to the Mortgage Loan Purchase Agreement]

STATE OF NORTH CAROLINA    )
                           )        ss.:
COUNTY OF MECKLENBURG      )

         On the 28th day of February 2006 before me, a Notary Public in and for said State, personally appeared Bruce W. Good, known to me to be a Vice President of Asset Backed Funding Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              /s/ Billie K. Davis
                                              ---------------------------------
                                              Notary Public


[Notarial Seal]
                                              My Commission expires the 31st day
                                              of October, 2009.




















              [Notary page to the Mortgage Loan Purchase Agreement]

STATE OF NORTH CAROLINA    )
                           )        ss.:
COUNTY OF MECKLENBURG      )

         On the 28th day of February 2006 before me, a Notary Public in and for said State, personally appeared Daniel B. Goodwin, known to me to be a Managing Director of Bank of America, National Association, the company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                              /s/ Billie K. Davis
                                              ----------------------------------
                                              Notary Public

[Notarial Seal]
                                              My Commission expires the 31st day
                                              of October, 2009.






















              [Notary page to the Mortgage Loan Purchase Agreement]

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

         [Attached as Exhibit D to the Pooling and Servicing Agreement]



































                                      S-1